 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 10, 2014
Date of Report (Date of earliest event reported)

__________________________________________________________
salesforce.com, inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
 ________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 10, 2014, salesforce.com, inc. (the “Company”) entered into an agreement of purchase and sale (the “Purchase Agreement”) with 50 Fremont Tower, LLC (“Seller”), a wholly owned subsidiary of Teachers Insurance and Annuity Association of America, to purchase the real property known as 50 Fremont Street, San Francisco, California (the “Property”). Of the approximately 817,000 rentable square feet comprising the Property, the Company currently leases approximately 500,000 rentable square feet from the Seller. At closing, the Company will assume Seller’s rights and obligations under leases with other tenants of the Property, with such leases having current expiration dates ranging from 2015 to 2025 and with such tenants having one or more additional renewal options of three to five years.
The total purchase price for the Property is approximately $640 million, subject to customary prorations and credits as set forth in the Purchase Agreement. The Property is subject to and secures an existing loan in the amount of approximately $200 million, which the Company will either assume or pay at the closing of the transaction. Amounts otherwise due to the Seller at closing under the Purchase Agreement will be reduced by the amount of any debt assumed or paid by the Company with respect to this loan on the Property.
The transaction is expected to close in the Company's first quarter of fiscal 2016, subject to customary closing conditions.
Item 8.01 Other Events.
On November 12, 2014, the Company issued a press release announcing its entry into the Purchase Agreement described above. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this current report on Form 8-K under this Item 8.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 12, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2014	salesforce.com, inc.

	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 12, 2014